UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 14, 2012

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-35293	54-1865271
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Atrium Way, Suite 265 Mount Laurel, New Jersey		08054
(Address of Principal Executive Offices)		(Zip Code)

(856) 273-6980

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 16, 2012, Central European Distribution Corporation (“CEDC”) issued a press release (the “Release”) announcing, among other things, its financial results for the period ended September 30, 2012. A copy of the Release is furnished herewith as Exhibit 99.1 and incorporated herein by reference. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 14, 2012, CEDC received a letter from the Nasdaq Listing Qualifications Department stating that, since CEDC has not yet filed its Form 10-Q for the period ended September 30, 2012, it no longer complies with Nasdaq Listing Rule 5250(c)(1). The letter states that CEDC has until January 8, 2013 to submit a plan to regain compliance and that, if it accepts CEDC’s plan, Nasdaq can grant an exception until May 8, 2013 for CEDC to regain compliance. CEDC intends to file its Form 10-Q for the period ended September 30, 2012 with the Securities and Exchange Commission as soon as practicable and expects to regain compliance with Nasdaq Listing Rule 5250(c)(1) upon such filing.

The Release furnished herewith as Exhibit 99.1 announces CEDC’s receipt of the letter from Nasdaq.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated November 16, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Central European Distribution Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/s/ Bartosz Kołaciński
Bartosz Kołaciński
Interim Chief Financial Officer

Date: November 16, 2012